                                                                      EXHIBIT 11
                                The Geon Company
                            Earnings Per Share (EPS)
                      (In millions, except per share data)


                                                                                                      Three Months Ended
                                                                                                           March 31,
                                                                                                    ------------------------
                                                                                                      1998          1997
                                                                                                    ----------    ----------

BASIC EARNINGS PER COMMON SHARE:
    Number of Shares:
    -----------------
    Average shares of common stock outstanding                                                            23.3          23.4

    Less:  Average shares of contingently issuable restricted stock outstanding                           (0.4)         (0.4)
                                                                                                    ----------    ----------
    Total common shares outstanding for basic EPS                                                         22.9          23.0
                                                                                                    ==========    ==========

DILUTED EARNINGS PER COMMON SHARE:

    Number of Shares:
    -----------------
    Average shares of common stock outstanding                                                            23.3          23.4

    Net effect of dilutive stock options - based on treasury stock
        method using average market price                                                                   .2            .3

    Net effect of unearned restricted stock and other stock-based compensation                             -             (.1)
                                                                                                    ----------    ----------

    Total common and common equivalent shares outstanding for diluted EPS                                 23.5          23.6
                                                                                                    ==========    ==========

    Net income per share of common stock                                                            $      .25    $      .10
                                                                                                    ==========    ==========
         Basic                                                                                      $      .25    $      .10
                                                                                                    ==========    ==========
         Diluted
